Exhibit 99.1

Inspire Veterinary Partners Class A Common Stock Now Trades on OTCQB

Company listed under ticker symbol IVPR

VIRGINIA BEACH, VA / ACCESS Newswire / January 21, 2026 / Inspire Veterinary Partners, Inc. (OTCQB:IVPR) (“Inspire” or the “Company”), an owner and provider of pet health care services throughout the U.S., today announced that shares of its Class A common stock now trade on the OTCQB Venture Market under the ticker symbol “IVPR”.

“Inspire continues to execute its business strategy and we believe this move to the OTCQB Venture Market is right for us,” shared President and CEO Kimball Carr, “After accomplishing so much that we’re proud of in 2025, we’re focused on efficiency, unit level operations and continued margin improvement in 2026. As it provides us additional ability to focus on our business, we are confident the move to the OTCQB is a positive change for Inspire.”

The Company stated it intends to continue its growth of existing locations in 2026 as well as prepare for the pending launch of its online pet pharmacy in the first half of the year. The Company intends to continue to file periodic and current reports with the U.S. Securities and Exchange Commission.

About Inspire Veterinary Partners, Inc.

Inspire Veterinary Partners is an owner and provider of pet health care services throughout the US. For more information, please visit: www.inspirevet.com.

Facebook | LinkedIn | X

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding plans to launch an online pet pharmacy and management’s expectations of future financial and operational performance and expected growth and business outlook. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our limited operating history and history of losses; our ability to continue operating as a going concern; our ability to raise additional capital; our ability to complete additional acquisitions; our ability to recruit and retain skilled veterinarians; our ability to retain existing customers and add new customers; the continued growth of the market in which we operate; our ability to manage our growth effectively over the long-term to maintain our high level of service; the price volatility of our Class A common stock; the impact of geopolitical conflicts, inflation, and macroeconomic instability on our business, the broader economy, and our ability to forecast our future financial performance; and other risks set forth under the caption “Risk Factors” in our SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Investor Contact
investors@inspirevet.com

General Inquires
Morgan Wood
Mwood@inspirevet.com